UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2017

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

Albrecht Grant

On October 16, 2017, Celadon Group, Inc., a Delaware corporation (the “Company”) appointed Thom Albrecht as its Executive Vice President, Chief Financial Officer, and Chief Strategy Officer, effective immediately. In connection with the appointment, the Company granted Mr. Albrecht certain shares of restricted stock and stock options.

The terms of the grants are described in Item 5.02 of this Form 8-K under the heading “Thom Albrecht Appointment and Employment Agreement” and the information set forth therein is incorporated into this Item 3.02 by reference.  No commissions, underwriting discounts, or similar payments were made in connection with the grants. The grants were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  In determining to rely on this exemption, the Company considered that Mr. Albrecht is an accredited or sophisticated investor who is familiar with our operations, the Company did not engage in any general solicitation or advertising in connection with the grants, and Mr. Albrecht acquired the shares subject to the grants without a view to resell or distribute them to others immediately, as demonstrated by the holding period and vesting criteria applicable to the grants.

Director Grants

Since the Company’s last Item 3.02 disclosure in the Form 8-K filed on July 13, 2017 (the “July 8-K”), the Company made two grants of common stock to Mr. Michael Miller, Chairman of the Company’s Board of Directors (the “Board”), the first for 25,000 shares and the second for 33,000 shares, as well as a grant of 2,266 shares of common stock to Ms. Kathleen Ross, a member of the Board. The grants are subject to certain forfeiture and holding period provisions. No commissions, underwriting discounts, or similar payments were made in connection with the grants. The grants were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  In determining to rely on this exemption, the Company considered that Mr. Miller and Ms. Ross are accredited or sophisticated investors who are familiar with our operations, the Company did not engage in any general solicitation or advertising in connection with the grants, and Mr. Miller and Ms. Ross acquired the shares subject to the grants without a view to resell or distribute them to others immediately, as evidenced by the holding period. Because the equity granted to Mr. Miller and Ms. Ross since the July 8-K constituted in the aggregate less than 1% of the Company’s outstanding shares, the grants were not previously reported on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thom Albrecht Appointment and Employment Agreement

On October 16, 2017, the Company appointed Thom Albrecht as its Executive Vice President, Chief Financial Officer, and Chief Strategy Officer, effective immediately.

Mr. Albrecht, 55, previously served as President of Sword & Sea Transport, LLC, a consulting company focusing on market research, growth strategies, and capacity overviews for freight transportation carriers and shippers. Prior to joining Sword & Sea Transport, he served as a Managing Director at BB&T Capital Markets from April 2000 to February 2005 and from July 2009 to July 2016. Mr. Albrecht’s coverage included truckload and less-than-truckload carriers, intermodal, selected equipment companies, freight brokerage, and freight forwarding. Before rejoining BB&T in 2009, Mr. Albrecht was a Managing Director at Stephens Inc. from February 2005 to July 2009, and has also followed the sector at ABN AMRO, Inc. and A.G. Edwards.  Mr. Albrecht was designated a Chartered Financial Analyst and holds a B.S. in business administration with a Finance major from the University of Central Missouri.  He is on the Federal Reserve Beige Book committee and the Advisory Board for TransRisk, a leading futures exchange for trucking linehaul rates.

In connection with the appointment, the Company and Mr. Albrecht entered into an employment agreement (the “Employment Agreement”), dated October 16, 2017, setting forth certain terms and conditions of Mr. Albrecht’s employment with the Company.  Under the Employment Agreement, Mr. Albrecht will (i) have a base salary of $360,000; (ii) receive inducement awards in connection with his appointment, the terms of which are further described below; (iii) be eligible to participate in future equity grants under the Company’s long-term incentive program; (iv) be eligible to participate in the Company’s performance cash bonus program; (v) be entitled to up to $50,000 during the first year of employment as reimbursement for commuting costs, relocation expenses, and a housing allowance; (vi) be entitled to severance pay, if the Company terminates his employment without “Cause” or he terminates his employment for “Good Reason” (in either case, not involving a “Change in Control”), equal to eighteen months of salary continuation if such termination occurs during the first year of employment, or twelve months of  salary continuation if such termination occurs after the first year of employment and COBRA continuation coverage for twelve months; (vii) be entitled to severance pay, if the Company terminates his employment without Cause or he terminates his employment for Good Reason, in either case, within six months prior to, or twelve months following, a Change in Control, equal to 150% of his annual base salary, 150% of the target amount of his annual cash bonus, COBRA continuation coverage for eighteen months, and accelerated vesting of equity awards to the extent so provided in the applicable award notices; and (viii) be subject to certain nonsolicitation, noncompetition, nondisparagement, and confidentiality covenants. The terms “Cause,” “Good Reason,” and “Change in Control” are further defined in the Employment Agreement.

The inducement awards made to Mr. Albrecht in connection with his appointment are as follows:

Grant Type / Number of Shares	Vesting Criteria / Exercise Terms
Restricted Stock – 75,000 shares
Shares are fully vested at the commencement of Mr. Albrecht’s employment with the Company, but are subject to a holding period that will lapse upon the earliest to occur of (i) the second anniversary of the grant date, (ii) the termination of Mr. Albrecht’s employment by the Company without Cause, and (iii) Mr. Albrecht terminating his employment for Good Reason within twelve months following a qualifying Change in Control.

Restricted Stock – 50,000 shares
Time vesting restricted stock, which will vest in equal quarterly installments beginning on the second anniversary of the grant date, with all shares fully vesting on the fourth anniversary of the grant date.

Restricted Stock – 50,000 shares
Performance vesting shares of restricted stock, which will vest upon the earliest to occur of: (i) a sale of the Company at a price per share in excess of the price per share on October 16, 2017, (ii) a consolidated operating ratio for any fiscal year equal to or lower than 95%, and (iii) the closing price of the Company's common stock is $8.00 or greater for twenty consecutive trading days. Unvested shares will expire and be forfeited upon the earlier of (y) termination of employment and (z) five years after the date of issuance.

Stock Options – 50,000 shares
Non-qualified options to purchase common stock with an exercise price equal to the closing trading price on October 16, 2017. The options will vest in one-third installments on each of the second, third, and fourth anniversaries of the grant date.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed with the Securities and Exchange Commission.  There is no arrangement or understanding between Mr. Albrecht and any other person pursuant to which Mr. Albrecht was appointed Executive Vice President, Chief Financial Officer, and Chief Strategy Officer. There are no transactions in which Mr. Albrecht has an interest requiring disclosure under Item 404(a) of Regulation S-K other than the Employment Agreement.

Bobby Peavler Role Change

In connection with Mr. Albrecht’s appointment, and effective as of October 16, 2017, Bobby Peavler will no longer be the Company’s Chief Financial Officer. Mr. Peavler will continue to be a resource for the Company and the transition from Mr. Peavler to Mr. Albrecht was not a result of any disagreement between Mr. Peavler and the Company, its management, or the Board on any matter relating to the Company's operations, policies, or practices.

Item 7.01          Regulation FD Disclosure.

On October 16, 2017, the Company issued a press release discussing the management changes and Mr. Albrecht’s inducement awards described herein. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Press Release of Celadon Group, Inc. dated October 16, 2017

The information contained in Item 7.01 and Item 9.01 of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and Item 9.01 of this report and Exhibit 99.1 hereto contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "expects," "expected," “anticipates,” “estimates,” "will," "would be," “plans,” "intends," "believes," “outlook,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: October 20, 2017	By:	/s/ Thomas Albrecht
Thomas Albrecht Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press Release of Celadon Group, Inc. dated October 16, 2017